PROACTIVE

Fourth Quarter 2020 Earnings Release
& Supplemental Financial Information

NATIONAL STORAGE
AFFILIATES

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By State

21	Schedule 7 - Same Store Performance Summary By MSA

25	Schedule 8 - Same Store Operating Data - Trailing Five Quarters

26	Schedule 9 - Reconciliation of Same Store Data and Net Operating Income to Net Income

27	Schedule 10 - Selected Financial Information

28	Glossary

February 22, 2021
National Storage Affiliates Trust Reports Fourth Quarter and Full Year 2020 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s fourth quarter and full year 2020 results.
Fourth Quarter 2020 Highlights
•Reported net income of $24.5 million for the fourth quarter of 2020, an increase of 30.2% compared to the fourth quarter of 2019. Reported diluted earnings per share of $0.18 for the fourth quarter of 2020, primarily relating to the HLBV method for allocating net income among the various classes of equity.
•Reported core funds from operations ("Core FFO") of $46.9 million, or $0.46 per share for the fourth quarter of 2020, an increase of 15.0% per share compared to the fourth quarter of 2019.
•Reported an increase in same store net operating income ("NOI") of 6.1% for the fourth quarter of 2020 compared to the same period in 2019, driven by a 4.8% increase in same store total revenues partially offset by a 1.6% increase in same store property operating expenses.
•Reported same store period-end occupancy of 91.8% as of December 31, 2020, an increase of 460 basis points compared to December 31, 2019.
•Settled a portion of the previously announced underwritten public offering completed under forward sale agreements (the "forward offering") by physically delivering 1,850,510 common shares of beneficial interest ("common shares") to the forward purchasers on December 30, 2020 for net proceeds of approximately $60.0 million.
•Acquired 33 wholly-owned self storage properties and two expansion projects to existing properties for $260.5 million during the fourth quarter of 2020. Consideration for these acquisitions included the issuance of $20.7 million of OP equity.
•Added Blue Sky Self Storage as the Company's tenth Participating Regional Operator ("PRO"), with four properties contributed in December 2020.
Full Year 2020 Highlights
•Reported net income of $79.5 million for full year 2020, an increase of 20.4% compared to full year 2019. Reported diluted earnings per share of $0.53 for full year 2020, primarily relating to the HLBV method for allocating net income among the various classes of equity.
•Reported Core FFO of $169.3 million, or $1.71 per share for full year 2020, an increase of 11.0% per share compared to full year 2019.
•Reported an increase in same store NOI of 2.2% for full year 2020 compared to the same period in 2019, driven by a 1.7% increase in same store total revenues partially offset by a 0.5% increase in same store property operating expenses.
•Acquired 77 wholly-owned self storage properties for $543.3 million during full year 2020. Consideration for these acquisitions included the issuance of approximately $37.2 million of OP equity.
Highlights Subsequent to Quarter-End
•NSA acquired 13 wholly-owned self storage properties for approximately $84.5 million.

Tamara Fischer, President and Chief Executive Officer, commented, "We closed out 2020 on a positive note with excellent operating results despite the continued economic stress resulting from the pandemic. Our fourth quarter same store revenues grew by 4.8% year-over-year and same store occupancy numbers remain at record levels. Our acquisition volume also accelerated during the fourth quarter with the addition of over a quarter of a billion dollars of self storage properties to our wholly-owned portfolio. These favorable trends continued into the first quarter, marking a strong start to 2021."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Growth	2020	2019	Growth
Net income	$24,517	$18,826	30.2%	$79,478	$66,013	20.4%

Funds From Operations ("FFO")(1)	$46,184	$36,218	27.5%	$166,911	$139,151	19.9%
Add back acquisition costs	743	534	39.1%	2,424	1,317	84.1%
Core FFO(1)	$46,927	$36,752	27.7%	$169,335	$140,468	20.6%

Earnings (loss) per share - basic	$0.21	$0.17	23.5%	$0.53	$(0.15)	453.3%
Earnings (loss) per share - diluted	$0.18	$0.13	38.5%	$0.53	$(0.15)	453.3%

FFO per share and unit(1)	$0.46	$0.39	17.9%	$1.69	$1.53	10.5%
Core FFO per share and unit(1)	$0.46	$0.40	15.0%	$1.71	$1.54	11.0%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income increased $5.7 million for the fourth quarter of 2020 and $13.5 million for the year ended December 31, 2020 ("year-to-date") as compared to the same periods in 2019. The increase for the fourth quarter of 2020 resulted primarily from additional NOI generated from the 77 wholly-owned self storage properties acquired during the year ended December 31, 2020 and earnings from the Company's unconsolidated real estate ventures partially offset by increases in depreciation and amortization, interest expense and non-operating expense. The year-to-date increase was the result of additional NOI generated from the 77 wholly-owned self storage properties acquired during 2020 and a decrease in GAAP losses from the Company's unconsolidated real estate ventures partially offset by increases in depreciation and amortization, interest expense, non-operating expense, acquisition costs and a decrease in gains from the sale of self storage properties.
The increases in FFO and Core FFO for the fourth quarter of 2020 and year-to-date were primarily the result of incremental NOI from properties acquired during the year ended December 31, 2020 and decreases in distributions to subordinated performance unitholders.
Same Store Operating Results (500 Stores)

($ in thousands, except per square foot data)	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Growth	2020	2019	Growth
Total revenues	$88,973	$84,864	4.8%	$342,720	$337,071	1.7%
Property operating expenses	24,912	24,509	1.6%	101,134	100,588	0.5%
Net Operating Income (NOI)	$64,061	$60,355	6.1%	$241,586	$236,483	2.2%
NOI Margin	72.0%	71.1%	0.9%	70.5%	70.2%	0.3%

Average Occupancy	92.1%	88.1%	4.0%	89.6%	88.6%	1.0%
Average Annualized Rental Revenue Per Occupied Square Foot	$12.26	$12.27	(0.1)%	$12.15	$12.12	0.2%

Year-over-year same store total revenues increased 4.8% for the fourth quarter of 2020 and increased 1.7% year-to-date as compared to the same periods in 2019. The increase for the fourth quarter of 2020 was driven primarily by a 400 basis point increase in average occupancy partially offset by 0.1% decrease in average annualized rental revenue per occupied square foot. The year-to-date increase in same store total revenue was driven primarily by a 100 basis point increase in average occupancy and a 0.2% increase in average annualized rental revenue per occupied square foot. Markets which generated above portfolio average same store total revenue growth include: Riverside-San Bernardino, Oklahoma City and Phoenix. Markets which generated below portfolio average same store total revenue growth include: Atlanta, Dallas and Los Angeles.
Year-over-year same store property operating expenses increased 1.6% for the fourth quarter of 2020 and 0.5% year-to-date as compared to the same periods in 2019. The increase for the fourth quarter of 2020 primarily resulted from increases in property taxes. The year-to-date increase was driven primarily by an increase in property taxes partially offset by decreases in utilities expenses.
Investment Activity
During the fourth quarter, NSA invested approximately $260.5 million in the acquisition of 33 self storage properties and two expansion projects to existing properties consisting of approximately 2.5 million rentable square feet configured in approximately 16,750 storage units. Total consideration for these acquisitions included approximately $237.5 million of net cash, the issuance of approximately $13.3 million of OP units and $7.4 million of subordinated performance units and the assumption of approximately $2.2 million of other liabilities.
During the fourth quarter of 2020, NSA's 2018 Joint Venture invested in one self storage property for $9.7 million. The self storage property will be operated together with one of the 2018 Joint Venture's existing facilities.
Balance Sheet
On October 22, 2020, the Company's operating partnership issued $150.0 million of 2.99% senior unsecured notes due August 5, 2030 and $100.0 million of 3.09% senior unsecured notes due August 5, 2032 (the "Senior Unsecured Notes") in a private placement to certain institutional investors, completing the offering that was announced August 6, 2020. The Company used the proceeds to repay outstanding amounts on its revolving line of credit and for general corporate purposes.
On December 30, 2020, the Company settled a portion of the previously announced forward offering by physically delivering 1,850,510 common shares to the forward purchasers on December 30, 2020 for net proceeds of approximately $60.0 million. The Company used the proceeds to acquire self storage properties, repay outstanding amounts on its revolving line of credit and for general corporate purposes. As of December 31, 2020, 3,049,490 common shares remained outstanding under the forward sale agreements.
Common Share Dividends
On November 12, 2020, NSA's Board of Trustees increased the Company's quarterly cash dividend by $0.01 to $0.35 per common share, representing a 6.1% increase over the fourth of quarter of 2019. The fourth quarter 2020 dividend was paid on December 31, 2020 to shareholders of record as of December 15, 2020.

2021 Guidance
The following table outlines NSA's FFO guidance estimates and related assumptions for the year ended December 31, 2021:

	Ranges for Full Year 2021
	Low	High
Core FFO per share(1)	$1.81	$1.86

Same store operations (560 stores)
Total revenue growth	3.0%	4.5%
Property operating expenses growth	3.5%	5.0%
NOI growth	2.5%	5.0%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$41.0	$44.0
Equity-based compensation, in millions	$5.5	$6.0

Management fees and other revenue, in millions	$22.0	$23.0
Core FFO from unconsolidated real estate ventures, in millions	$16.0	$17.0

Subordinated performance unit distributions, in millions	$31.0	$34.0

Acquisitions of self storage properties, in millions	$400.0	$650.0

(1) The following table provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit:
	Ranges for Full Year 2021
	Low	High
Earnings (loss) per share - diluted	$0.59	$0.69
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.18	0.10
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.31	1.37
FFO attributable to subordinated unitholders	(0.29)	(0.32)
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.02	0.02
Core FFO per share and unit	$1.81	$1.86
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on February 22, 2021.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 12:00 pm Eastern Time on Tuesday, February 23, 2021 to discuss its fourth quarter 2020 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Tuesday, February 23, 2021, 12:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13692161
A replay of the call will be available for one week through Tuesday, March 2, 2021. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conferences
NSA management is scheduled to participate in Citi’s 2021 Virtual Global Property CEO Conference, March 8 – 11, 2021.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. As of December 31, 2020, the Company held ownership interests in and operated 821 self storage properties located in 36 states and Puerto Rico with approximately 52.0 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P SmallCap 600 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and our ability to execute on our acquisition pipeline; the timing of acquisitions under contract; the internalization of retiring participating regional operators ("PROs") into the Company; the negative impacts from the continued spread of COVID-19 on the economy, the self storage industry, the broader financial markets, the Company's financial condition, results of operations and cash flows and the ability of the Company's tenants to pay rent; and the Company's guidance estimates for the year ended December 31, 2021. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
REVENUE
Rental revenue	$104,266	$92,083	$394,660	$354,859
Other property-related revenue	3,852	3,133	14,524	12,302
Management fees and other revenue	5,991	5,352	23,038	20,735
Total revenue	114,109	100,568	432,222	387,896
OPERATING EXPENSES
Property operating expenses	31,091	27,712	123,486	110,347
General and administrative expenses	11,399	11,566	43,640	44,030
Depreciation and amortization	29,827	27,343	117,174	105,119
Other	(522)	40	808	1,551
Total operating expenses	71,795	66,661	285,108	261,047
OTHER (EXPENSE) INCOME
Interest expense	(16,192)	(14,874)	(62,595)	(56,464)
Equity in earnings (losses) of unconsolidated real estate ventures	516	(8)	265	(4,970)
Acquisition costs	(743)	(534)	(2,424)	(1,317)
Non-operating (expense) income	(582)	727	(1,211)	452
Gain on sale of self storage properties	—	—	—	2,814
Other expense	(17,001)	(14,689)	(65,965)	(59,485)
Income before income taxes	25,313	19,218	81,149	67,364
Income tax expense	(796)	(392)	(1,671)	(1,351)
Net income	24,517	18,826	79,478	66,013
Net income attributable to noncontrolling interests	(6,465)	(5,738)	(30,869)	(62,030)
Net income attributable to National Storage Affiliates Trust	18,052	13,088	48,609	3,983
Distributions to preferred shareholders	(3,275)	(3,273)	(13,097)	(12,390)
Net income (loss) attributable to common shareholders	$14,777	$9,815	$35,512	$(8,407)

Earnings (loss) per share - basic	$0.21	$0.17	$0.53	$(0.15)
Earnings (loss) per share - diluted	$0.18	$0.13	$0.53	$(0.15)

Weighted average shares outstanding - basic	69,240	59,316	66,547	58,208
Weighted average shares outstanding - diluted	117,090	114,422	66,607	58,208

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	December 31,
	2020	2019
ASSETS
Real estate
Self storage properties	$3,639,192	$3,091,719
Less accumulated depreciation	(443,623)	(337,822)
Self storage properties, net	3,195,569	2,753,897
Cash and cash equivalents	18,723	20,558
Restricted cash	2,978	3,718
Debt issuance costs, net	2,496	3,264
Investment in unconsolidated real estate ventures	202,533	214,061
Other assets, net	68,149	65,441
Operating lease right-of-use assets	23,129	23,306
Total assets	$3,513,577	$3,084,245
LIABILITIES AND EQUITY
Liabilities
Debt financing	$1,916,971	$1,534,047
Accounts payable and accrued liabilities	47,043	37,966
Interest rate swap liabilities	77,918	19,943
Operating lease liabilities	24,756	24,665
Deferred revenue	16,414	15,523
Total liabilities	2,083,102	1,632,144
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 8,732,719 and 8,727,119 issued and outstanding at December 31, 2020 and December 31, 2019, respectively, at liquidation preference	218,318	218,178
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 71,293,117 and 59,659,108 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	713	597
Additional paid-in capital	1,050,714	905,763
Distributions in excess of earnings	(251,704)	(197,075)
Accumulated other comprehensive loss	(49,084)	(7,833)
Total shareholders' equity	968,957	919,630
Noncontrolling interests	461,518	532,471
Total equity	1,430,475	1,452,101
Total liabilities and equity	$3,513,577	$3,084,245

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$24,517	$18,826	$79,478	$66,013
Add (subtract):
Real estate depreciation and amortization	29,474	27,019	115,757	103,835
Company's share of unconsolidated real estate venture real estate depreciation and amortization	3,869	3,763	15,297	19,889
Gain on sale of self storage properties	—	—	—	(2,814)
Company's share of unconsolidated real estate venture loss on sale of properties	—	—	—	202
Mark-to-market changes in value on equity securities	—	(610)	142	(610)
Distributions to preferred shareholders and unitholders	(3,514)	(3,514)	(14,055)	(13,243)
FFO attributable to subordinated performance unitholders(1)	(8,162)	(9,266)	(29,708)	(34,121)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	46,184	36,218	166,911	139,151
Add:
Acquisition costs	743	534	2,424	1,317
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$46,927	$36,752	$169,335	$140,468

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	69,240	59,316	66,547	58,208
Weighted average restricted common shares outstanding	31	26	30	28
Weighted average effect of outstanding forward offering agreement(3)	240	—	60	—
Weighted average OP units outstanding	29,471	30,457	29,863	30,277
Weighted average DownREIT OP unit equivalents outstanding	1,925	1,848	1,906	1,848
Weighted average LTIP units outstanding	507	525	543	585
Total weighted average shares and units outstanding - FFO and Core FFO	101,414	92,172	98,949	90,946

FFO per share and unit	$0.46	$0.39	$1.69	$1.53
Core FFO per share and unit	$0.46	$0.40	$1.71	$1.54

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(4) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

(3) Represents the dilutive effect of the forward offering from the application of the treasury stock method.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Earnings (loss) per share - diluted	$0.18	$0.13	$0.53	$(0.15)
Impact of the difference in weighted average number of shares(4)	0.03	0.03	(0.16)	0.05
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(5)	—	0.01	0.30	0.69
Add real estate depreciation and amortization	0.29	0.29	1.17	1.14
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.04	0.04	0.15	0.22
Subtract gain on sale of self storage properties	—	—	—	(0.03)
Subtract mark-to-market changes in value on equity securities	—	(0.01)	—	(0.01)
FFO attributable to subordinated performance unitholders	(0.08)	(0.10)	(0.30)	(0.38)
FFO per share and unit	0.46	0.39	1.69	1.53
Add acquisition costs	—	0.01	0.02	0.01
Core FFO per share and unit	$0.46	$0.40	$1.71	$1.54

(4) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(5) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(4).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$24,517	$18,826	$79,478	$66,013
(Subtract) add:
Management fees and other revenue	(5,991)	(5,352)	(23,038)	(20,735)
General and administrative expenses	11,399	11,566	43,640	44,030
Other	(522)	40	808	1,551
Depreciation and amortization	29,827	27,343	117,174	105,119
Interest expense	16,192	14,874	62,595	56,464
Equity in (earnings) losses of unconsolidated real estate ventures	(516)	8	(265)	4,970
Acquisition costs	743	534	2,424	1,317
Income tax expense	796	392	1,671	1,351
Gain on sale of self storage properties	—	—	—	(2,814)
Non-operating expense (income)	582	(727)	1,211	(452)
Net Operating Income	$77,027	$67,504	$285,698	$256,814

EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$24,517	$18,826	$79,478	$66,013
Add:
Depreciation and amortization	29,827	27,343	117,174	105,119
Company's share of unconsolidated real estate venture depreciation and amortization	3,869	3,763	15,297	19,889
Interest expense	16,192	14,874	62,595	56,464
Income tax expense	796	392	1,671	1,351
EBITDA	75,201	65,198	276,215	248,836
Add (subtract):
Acquisition costs	743	534	2,424	1,317
Gain on sale of self storage properties	—	—	—	(2,814)
Company's share of unconsolidated real estate venture loss on sale of properties	—	—	—	202
Equity-based compensation expense	1,170	1,154	4,278	4,527
Adjusted EBITDA	$77,114	$66,886	$282,917	$252,068

Supplemental Schedule 3

Portfolio Summary
As of December 31, 2020
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	115	48,302	6,822,196	89.2%	Texas	119	50,627	7,099,485	89.2%
California	83	49,656	6,228,471	95.4%	California	95	56,357	7,021,506	95.1%
Oregon	63	25,204	3,197,270	88.8%	Florida	76	46,264	4,997,335	91.3%
Florida	49	31,097	3,275,014	91.6%	Oregon	63	25,204	3,197,270	88.8%
Georgia	46	19,788	2,656,034	91.5%	Georgia	57	25,921	3,528,266	91.2%
North Carolina	34	15,748	1,952,920	93.7%	Oklahoma	39	17,650	2,431,847	90.4%
Oklahoma	33	15,324	2,124,882	90.3%	Arizona	34	18,280	2,121,681	91.0%
Arizona	32	17,277	2,011,851	91.2%	North Carolina	34	15,748	1,952,920	93.7%
Louisiana	26	12,326	1,536,257	85.5%	Louisiana	26	12,326	1,536,257	85.5%
Kansas	18	5,996	866,430	90.0%	Michigan	24	15,614	1,978,748	91.7%
Colorado	16	6,723	838,476	91.1%	Ohio	22	13,041	1,585,914	87.2%
Indiana	16	8,774	1,134,420	93.6%	New Jersey	19	12,722	1,498,052	92.5%
Washington	16	5,397	718,013	88.7%	Kansas	18	5,996	866,430	90.0%
Nevada	13	6,730	846,537	93.5%	Nevada	17	8,347	1,099,319	93.7%
New Hampshire	11	5,039	617,791	92.5%	Colorado	16	6,723	838,476	91.1%
Missouri	10	4,515	589,465	77.0%	Indiana	16	8,774	1,134,420	93.6%
Ohio	8	3,649	461,393	90.3%	Washington	16	5,397	718,013	88.7%
Pennsylvania	8	4,317	497,395	92.1%	Alabama	15	6,289	936,848	90.0%
Other(1)	47	23,592	2,899,659	91.0%	Massachusetts	12	7,683	888,521	90.3%
Total	644	309,454	39,274,474	91.1%	New Hampshire	11	5,039	617,791	92.5%
					Pennsylvania	11	5,955	658,265	91.8%
					Other(2)	81	43,534	5,296,303	87.9%
					Total	821	413,491	52,003,667	90.8%

(1) Other states and territories in NSA's owned portfolio as of December 31, 2020 include Alabama, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, New Jersey, New Mexico, New York, South Carolina, Tennessee, Virginia and Puerto Rico.

(2) Other states and territories in NSA's operated portfolio as of December 31, 2020 include Connecticut, Delaware, Idaho, Illinois, Kentucky, Maryland, Minnesota, Mississippi, Missouri, New Mexico, New York, Rhode Island, South Carolina, Tennessee, Virginia and Puerto Rico.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2020 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Other Liabilities	Total

March 31, 2020	36	13,555	1,759,019	$214,584	$7,217	$972	$222,773
June 30, 2020	4	2,488	277,560	30,198	5,842	207	36,247
September 30, 2020	4	2,084	251,300	20,173	3,427	204	23,804
December 31, 2020	33	16,749	2,458,987	237,517	20,747	2,244	260,508
Total Acquisitions	77	34,876	4,746,866	$502,472	$37,233	$3,627	$543,332

Unconsolidated Real Estate Ventures (at 100%)(3)
March 31, 2020	2	532	39,952	12,108	—	37	12,145
December 31, 2020(4)	—	597	59,900	9,564	—	116	9,680
Total Investments(5)	79	36,005	4,846,718	$524,144	$37,233	$3,780	$565,157

(3) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(4) The self storage property acquired by NSA's unconsolidated real estate venture during the quarter ended December 31, 2020 was combined and is being operated together with one of the venture's existing properties.

(5) NSA acquired self storage properties located in Arizona (1), California (2), Colorado (5), Connecticut (1), Florida (3), Georgia (2), Idaho (2), Kansas (2), Maryland (1), Massachusetts (1), Minnesota (1), Missouri (1), New Jersey (1), New York (1), North Carolina (1), Oklahoma (3), Oregon (2), Pennsylvania (2), Tennessee (1), Texas (44) and Washington (2).

Supplemental Schedule 4

Debt and Equity Capitalization
As of December 31, 2020
(unaudited)

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2021	2022	2023	2024	2025	2026	2027	Thereafter	Total
Credit Facility:
Revolving line of credit	1.44%	Variable(2)	January 2024	$—	$—	$—	$174,000	$—	$—	$—	$—	$174,000
Term loan - Tranche A	3.74%	Swapped To Fixed	January 2023	—	—	125,000	—	—	—	—	—	125,000
Term loan - Tranche B	2.91%	Swapped To Fixed	July 2024	—	—	—	250,000	—	—	—	—	250,000
Term loan - Tranche C	2.80%	Swapped To Fixed	January 2025	—	—	—	—	225,000	—	—	—	225,000
Term loan - Tranche D	3.57%	Swapped To Fixed	July 2026	—	—	—	—	—	175,000	—	—	175,000
Term loan facility - 2023	2.83%	Swapped To Fixed	June 2023	—	—	175,000	—	—	—	—	—	175,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	—	—	75,000	75,000
Term loan facility - 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	—	100,000	100,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	—	—	100,000	100,000
2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	—	150,000	150,000
2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
Fixed rate mortgages payable	4.26%	Fixed	July 2021 - October 2031	3,521	—	79,577	20,202	—	—	84,900	35,414	223,614
Total Principal/Weighted Average	3.27%		5.5 years	$3,521	$—	$379,577	$444,202	$225,000	$175,000	$84,900	$610,414	$1,922,614
Unamortized debt issuance costs and debt premium, net												(5,643)
Total Debt												$1,916,971

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.2x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	3.2x
Total Leverage Ratio	< 60.0%	43.8%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) For the $500 million revolving line of credit, the effective interest rate is calculated based on one month LIBOR plus an applicable margin of 1.30% and excludes fees which range from 0.15% to 0.20% for unused borrowings.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of December 31, 2020
(unaudited)

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	8,732,719
6.000% Series A-1 cumulative redeemable preferred units	637,382

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	71,263,188	71,263,188
Restricted common shares	29,929	29,929
Total shares outstanding	71,293,117	71,293,117
Operating partnership units	29,616,809	29,616,809
DownREIT operating partnership unit equivalents	1,924,918	1,924,918
Total operating partnership units	31,541,727	31,541,727
Long-term incentive plan units(3)	481,302	481,302
Total shares and Class A equivalents outstanding	103,316,146	103,316,146
Subordinated performance units(4)	9,030,872	11,107,973
DownREIT subordinated performance unit equivalents(4)	4,337,111	5,334,647
Total subordinated partnership units	13,367,983	16,442,620
Total common shares and units outstanding	116,684,129	119,758,766

(3) Balances exclude 252,894 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs or the completion of expansion projects.

(4) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.23 OP units based on historical financial information for the trailing twelve months ended December 31, 2020. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Ventures at 100%(1)	December 31, 2020	December 31, 2019
ASSETS
Self storage properties, net	$1,799,522	$1,835,235
Other assets	24,397	22,413
Total assets	$1,823,919	$1,857,648
LIABILITIES AND EQUITY
Debt financing	$1,000,464	$989,182
Other liabilities	21,612	20,487
Equity	801,843	847,979
Total liabilities and equity	$1,823,919	$1,857,648

Combined Operating Information

	Three Months Ended December 31, 2020		Year Ended December 31, 2020
	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)
Total revenue	$42,916	$10,729	$164,762	$41,191
Property operating expenses	12,078	3,020	49,632	12,408
Net operating income	30,838	7,709	115,130	28,783
Supervisory, administrative and other expenses	(2,846)	(712)	(10,935)	(2,734)
Depreciation and amortization	(15,477)	(3,869)	(61,188)	(15,297)
Interest expense	(10,337)	(2,584)	(41,204)	(10,301)
Acquisition and other expenses	(169)	(42)	(969)	(242)
Net income	$2,009	$502	$834	$209
Add (subtract):
Equity in earnings adjustments related to amortization of basis differences		14		56
Company's share of unconsolidated real estate venture real estate depreciation and amortization		3,869		15,297
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$4,385		$15,562

(1) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(2) NSA's proportionate share of its unconsolidated real estate ventures is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate ventures to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate ventures. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2020 compared to Three Months Ended December 31, 2019

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	4Q 2020	4Q 2019	Growth	4Q 2020	4Q 2019	Growth	4Q 2020	4Q 2019	Growth	4Q 2020	4Q 2019	Growth
California	81	$20,205	$19,229	5.1%	$5,208	$5,146	1.2%	$14,997	$14,083	6.5%	74.2%	73.2%	1.0%
Oregon	60	10,547	9,727	8.4%	2,551	2,532	0.8%	7,996	7,195	11.1%	75.8%	74.0%	1.8%
Texas	60	8,065	7,866	2.5%	2,760	2,760	—	5,305	5,106	3.9%	65.8%	64.9%	0.9%
Florida	37	8,844	8,394	5.4%	2,654	2,508	5.8%	6,190	5,886	5.2%	70.0%	70.1%	(0.1)%
Georgia	35	4,609	4,611	—	1,358	1,343	1.1%	3,251	3,268	(0.5)%	70.5%	70.9%	(0.4)%
North Carolina	33	5,140	5,038	2.0%	1,352	1,325	2.0%	3,788	3,713	2.0%	73.7%	73.7%	—
Oklahoma	30	3,849	3,714	3.6%	1,047	1,121	(6.6)%	2,802	2,593	8.1%	72.8%	69.8%	3.0%
Arizona	30	5,897	5,453	8.1%	1,573	1,515	3.8%	4,324	3,938	9.8%	73.3%	72.2%	1.1%
Indiana	16	2,632	2,527	4.2%	793	775	2.3%	1,839	1,752	5.0%	69.9%	69.3%	0.6%
Kansas	16	2,264	2,154	5.1%	729	538	35.5%	1,535	1,616	(5.0)%	67.8%	75.0%	(7.2)%
Louisiana	14	1,883	1,919	(1.9)%	604	576	4.9%	1,279	1,343	(4.8)%	67.9%	70.0%	(2.1)%
Washington	14	1,906	1,796	6.1%	506	492	2.8%	1,400	1,304	7.4%	73.5%	72.6%	0.9%
Nevada	13	2,456	2,327	5.5%	669	655	2.1%	1,787	1,672	6.9%	72.8%	71.9%	0.9%
Colorado	11	1,779	1,723	3.3%	566	595	(4.9)%	1,213	1,128	7.5%	68.2%	65.5%	2.7%
New Hampshire	10	1,747	1,581	10.5%	523	534	(2.1)%	1,224	1,047	16.9%	70.1%	66.2%	3.9%
Other(1)	40	7,150	6,805	5.1%	2,019	2,094	(3.6)%	5,131	4,711	8.9%	71.8%	69.2%	2.6%
Total/Weighted Average	500	$88,973	$84,864	4.8%	$24,912	$24,509	1.6%	$64,061	$60,355	6.1%	72.0%	71.1%	0.9%

2019 Same Store Pool(2)	438	$77,682	$74,363	4.5%	$21,853	$21,651	0.9%	$55,829	$52,712	5.9%	71.9%	70.9%	1.0%

2018 Same Store Pool(3)	373	$65,733	$62,870	4.6%	$18,221	$18,036	1.0%	$47,512	$44,834	6.0%	72.3%	71.3%	1.0%

(1) Other states and territories in NSA's same store portfolio include Alabama, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina, Virginia and Puerto Rico.

(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2020 compared to Three Months Ended December 31, 2019
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		4Q 2020	4Q 2019	Growth	4Q 2020	4Q 2019	Growth	4Q 2020	4Q 2019	Growth
California	48,064	6,084,752	95.9%	88.7%	7.2%	95.6%	89.3%	6.3%	$13.23	$13.56	(2.4)%
Oregon	24,299	3,074,380	88.8%	81.1%	7.7%	90.1%	82.8%	7.3%	14.91	14.97	(0.4)%
Texas	24,171	3,420,794	90.1%	88.0%	2.1%	90.6%	88.8%	1.8%	10.05	10.09	(0.4)%
Florida	23,629	2,526,624	91.3%	86.2%	5.1%	90.7%	86.9%	3.8%	14.84	14.70	1.0%
Georgia	14,323	1,934,646	91.7%	88.8%	2.9%	91.5%	89.9%	1.6%	10.07	10.27	(1.9)%
North Carolina	15,354	1,885,379	93.8%	90.8%	3.0%	94.1%	92.2%	1.9%	11.17	11.18	(0.1)%
Oklahoma	13,816	1,902,312	92.1%	87.5%	4.6%	92.2%	88.2%	4.0%	8.55	8.61	(0.7)%
Arizona	16,576	1,880,450	91.0%	86.9%	4.1%	91.4%	87.8%	3.6%	13.33	12.87	3.6%
Indiana	8,774	1,134,420	93.6%	89.6%	4.0%	94.3%	90.7%	3.6%	9.60	9.57	0.3%
Kansas	5,697	763,469	89.3%	86.6%	2.7%	90.1%	87.6%	2.5%	12.40	12.12	2.3%
Louisiana	6,312	857,928	85.5%	86.2%	(0.7)%	86.0%	86.3%	(0.3)%	9.99	10.19	(2.0)%
Washington	4,494	578,723	88.0%	80.1%	7.9%	88.9%	81.5%	7.4%	14.54	14.93	(2.6)%
Nevada	6,730	846,537	93.5%	89.4%	4.1%	93.2%	90.0%	3.2%	11.83	11.70	1.1%
Colorado	5,035	614,106	90.7%	84.2%	6.5%	91.9%	86.4%	5.5%	12.34	12.67	(2.6)%
New Hampshire	4,295	519,991	92.5%	90.3%	2.2%	94.3%	89.9%	4.4%	13.55	13.25	2.3%
Other(1)	19,031	2,334,434	90.2%	87.0%	3.2%	90.6%	88.1%	2.5%	12.94	12.74	1.6%
Total/Weighted Average	240,600	30,358,945	91.8%	87.2%	4.6%	92.1%	88.1%	4.0%	$12.26	$12.27	(0.1)%

2019 Same Store Pool(2)	210,463	26,932,846	92.0%	87.3%	4.7%	92.2%	88.3%	3.9%	$12.05	$12.11	(0.5)%

2018 Same Store Pool(3)	177,996	22,659,812	92.2%	87.4%	4.8%	92.5%	88.3%	4.2%	$12.10	$12.17	(0.6)%

(1) Other states and territories in NSA's same store portfolio include Alabama, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina, Virginia and Puerto Rico.

(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2020 compared to Year Ended December 31, 2019

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth
California	81	$77,653	$76,219	1.9%	$20,950	$20,567	1.9%	$56,703	$55,652	1.9%	73.0%	73.0%	—
Oregon	60	39,610	39,213	1.0%	10,281	10,231	0.5%	29,329	28,982	1.2%	74.0%	73.9%	0.1%
Texas	60	31,404	31,057	1.1%	11,324	11,486	(1.4)%	20,080	19,571	2.6%	63.9%	63.0%	0.9%
Florida	37	33,790	33,353	1.3%	10,300	10,179	1.2%	23,490	23,174	1.4%	69.5%	69.5%	—%
Georgia	35	18,298	18,063	1.3%	5,678	5,737	(1.0)%	12,620	12,326	2.4%	69.0%	68.2%	0.8%
North Carolina	33	20,103	19,902	1.0%	5,603	5,667	(1.1)%	14,500	14,235	1.9%	72.1%	71.5%	0.6%
Oklahoma	30	15,093	14,739	2.4%	4,483	4,633	(3.2)%	10,610	10,106	5.0%	70.3%	68.6%	1.7%
Arizona	30	22,349	21,461	4.1%	6,291	6,140	2.5%	16,058	15,321	4.8%	71.9%	71.4%	0.5%
Indiana	16	10,315	10,152	1.6%	3,232	3,054	5.8%	7,083	7,098	(0.2)%	68.7%	69.9%	(1.2)%
Kansas	16	8,830	8,445	4.6%	3,084	2,992	3.1%	5,746	5,453	5.4%	65.1%	64.6%	0.5%
Louisiana	14	7,509	7,548	(0.5)%	2,531	2,586	(2.1)%	4,978	4,962	0.3%	66.3%	65.7%	0.6%
Washington	14	7,288	7,349	(0.8)%	2,103	2,005	4.9%	5,185	5,344	(3.0)%	71.1%	72.7%	(1.6)%
Nevada	13	9,354	9,128	2.5%	2,567	2,565	0.1%	6,787	6,563	3.4%	72.6%	71.9%	0.7%
Colorado	11	6,969	7,020	(0.7)%	2,263	2,377	(4.8)%	4,706	4,643	1.4%	67.5%	66.1%	1.4%
New Hampshire	10	6,539	6,359	2.8%	2,112	2,098	0.7%	4,427	4,261	3.9%	67.7%	67.0%	0.7%
Other(1)	40	27,616	27,063	2.0%	8,332	8,271	0.7%	19,284	18,792	2.6%	69.8%	69.4%	0.4%
Total/Weighted Average	500	$342,720	$337,071	1.7%	$101,134	$100,588	0.5%	$241,586	$236,483	2.2%	70.5%	70.2%	0.3%

2019 Same Store Pool(2)	438	$299,446	$295,428	1.4%	$88,531	$88,191	0.4%	$210,915	$207,237	1.8%	70.4%	70.1%	0.3%

2018 Same Store Pool(3)	373	$253,301	$250,164	1.3%	$73,778	$73,158	0.8%	$179,523	$177,006	1.4%	70.9%	70.8%	0.1%

(1) Other states and territories in NSA's same store portfolio include Alabama, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina, Virginia and Puerto Rico.

(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2020 compared to Year Ended December 31, 2019
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth
California	48,064	6,084,752	95.9%	88.7%	7.2%	92.0%	90.3%	1.7%	$13.22	$13.27	(0.4)%
Oregon	24,299	3,074,380	88.8%	81.1%	7.7%	85.6%	83.9%	1.7%	14.72	14.86	(0.9)%
Texas	24,171	3,420,794	90.1%	88.0%	2.1%	89.1%	89.3%	(0.2)%	10.00	9.90	1.0%
Florida	23,629	2,526,624	91.3%	86.2%	5.1%	87.6%	87.5%	0.1%	14.69	14.67	0.1%
Georgia	14,323	1,934,646	91.7%	88.8%	2.9%	89.9%	89.4%	0.5%	10.19	10.11	0.8%
North Carolina	15,354	1,885,379	93.8%	90.8%	3.0%	92.4%	92.8%	(0.4)%	11.10	10.93	1.6%
Oklahoma	13,816	1,902,312	92.1%	87.5%	4.6%	90.4%	87.5%	2.9%	8.51	8.59	(0.9)%
Arizona	16,576	1,880,450	91.0%	86.9%	4.1%	89.3%	87.9%	1.4%	12.95	12.69	2.0%
Indiana	8,774	1,134,420	93.6%	89.6%	4.0%	92.0%	90.4%	1.6%	9.62	9.63	(0.1)%
Kansas	5,697	763,469	89.3%	86.6%	2.7%	89.9%	87.1%	2.8%	12.08	11.93	1.3%
Louisiana	6,312	857,928	85.5%	86.2%	(0.7)%	85.6%	85.4%	0.2%	10.03	10.10	(0.7)%
Washington	4,494	578,723	88.0%	80.1%	7.9%	84.3%	83.7%	0.6%	14.67	14.89	(1.5)%
Nevada	6,730	846,537	93.5%	89.4%	4.1%	91.7%	90.7%	1.0%	11.48	11.41	0.6%
Colorado	5,035	614,106	90.7%	84.2%	6.5%	89.1%	88.7%	0.4%	12.44	12.57	(1.0)%
New Hampshire	4,295	519,991	92.5%	90.3%	2.2%	92.3%	91.3%	1.0%	13.20	13.22	(0.2)%
Other(1)	19,031	2,334,434	90.2%	87.0%	3.2%	88.9%	88.8%	0.1%	12.74	12.58	1.3%
Total/Weighted Average	240,600	30,358,945	91.8%	87.2%	4.6%	89.6%	88.6%	1.0%	$12.15	$12.12	0.2%

2019 Same Store Pool(2)	210,463	26,932,846	92.0%	87.3%	4.7%	89.7%	88.8%	0.9%	$11.96	$11.95	0.1%

2018 Same Store Pool(3)	177,996	22,659,812	92.2%	87.4%	4.8%	89.9%	88.9%	1.0%	$12.01	$12.01	—

(1) Other states and territories in NSA's same store portfolio include Alabama, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina, Virginia and Puerto Rico.

(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2020 compared to Three Months Ended December 31, 2019

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	4Q 2020	4Q 2019	Growth	4Q 2020	4Q 2019	Growth	4Q 2020	4Q 2019	Growth	4Q 2020	4Q 2019	Growth
Riverside-San Bernardino-Ontario, CA	47	$10,276	$9,742	5.5%	$2,452	$2,414	1.6%	$7,824	$7,328	6.8%	76.1%	75.2%	0.9%
Portland-Vancouver-Hillsboro, OR-WA	47	8,206	7,715	6.4%	2,003	1,987	0.8%	6,203	5,728	8.3%	75.6%	74.2%	1.4%
Atlanta-Sandy Springs-Roswell, GA	26	3,893	3,888	0.1%	1,088	1,071	1.6%	2,805	2,817	(0.4)%	72.1%	72.5%	(0.4)%
Phoenix-Mesa-Scottsdale, AZ	23	4,775	4,450	7.3%	1,262	1,216	3.8%	3,513	3,234	8.6%	73.6%	72.7%	0.9%
Oklahoma City, OK	17	2,163	2,053	5.4%	619	639	(3.1)%	1,544	1,414	9.2%	71.4%	68.9%	2.5%
Dallas-Fort Worth-Arlington, TX	17	2,269	2,274	(0.2)%	846	843	0.4%	1,423	1,431	(0.6)%	62.7%	62.9%	(0.2)%
Indianapolis-Carmel-Anderson, IN	16	2,632	2,527	4.2%	793	775	2.3%	1,839	1,752	5.0%	69.9%	69.3%	0.6%
Los Angeles-Long Beach-Anaheim, CA	14	5,070	4,930	2.8%	1,350	1,352	(0.1)%	3,720	3,578	4.0%	73.4%	72.6%	0.8%
Tulsa, OK	13	1,686	1,662	1.4%	427	482	(11.4)%	1,259	1,180	6.7%	74.7%	71.0%	3.7%
North Port-Sarasota-Bradenton, FL	13	3,279	3,017	8.7%	954	885	7.8%	2,325	2,132	9.1%	70.9%	70.7%	0.2%
Las Vegas-Henderson-Paradise, NV	12	2,334	2,225	4.9%	635	619	2.6%	1,699	1,606	5.8%	72.8%	72.2%	0.6%
Kansas City, MO-KS	11	1,705	1,587	7.4%	575	467	23.1%	1,130	1,120	0.9%	66.3%	70.6%	(4.3)%
Other MSAs	244	40,685	38,794	4.9%	11,908	11,759	1.3%	28,777	27,035	6.4%	70.7%	69.7%	1.0%
Total/Weighted Average	500	$88,973	$84,864	4.8%	$24,912	$24,509	1.6%	$64,061	$60,355	6.1%	72.0%	71.1%	0.9%

2019 Same Store Pool(2)	438	$77,682	$74,363	4.5%	$21,853	$21,651	0.9%	$55,829	$52,712	5.9%	71.9%	70.9%	1.0%

2018 Same Store Pool(3)	373	$65,733	$62,870	4.6%	$18,221	$18,036	1.0%	$47,512	$44,834	6.0%	72.3%	71.3%	1.0%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2020 compared to Three Months Ended December 31, 2019
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		4Q 2020	4Q 2019	Growth	4Q 2020	4Q 2019	Growth	4Q 2020	4Q 2019	Growth
Riverside-San Bernardino-Ontario, CA	24,992	3,360,909	96.8%	89.6%	7.2%	96.7%	89.7%	7.0%	$11.97	$12.30	(2.7)%
Portland-Vancouver-Hillsboro, OR-WA	18,205	2,226,419	87.5%	81.2%	6.3%	88.8%	82.8%	6.0%	16.31	16.45	(0.9)%
Atlanta-Sandy Springs-Roswell, GA	11,860	1,624,533	92.0%	88.4%	3.6%	91.9%	89.9%	2.0%	10.09	10.33	(2.3)%
Phoenix-Mesa-Scottsdale, AZ	13,460	1,514,960	90.4%	86.5%	3.9%	90.7%	87.0%	3.7%	13.47	13.11	2.7%
Oklahoma City, OK	7,699	1,087,642	93.4%	87.8%	5.6%	93.9%	88.4%	5.5%	8.26	8.30	(0.5)%
Dallas-Fort Worth-Arlington, TX	6,423	858,292	88.6%	87.4%	1.2%	89.1%	87.8%	1.3%	11.27	11.72	(3.8)%
Indianapolis-Carmel-Anderson, IN	8,774	1,134,420	93.6%	89.6%	4.0%	94.3%	90.7%	3.6%	9.60	9.57	0.3%
Los Angeles-Long Beach-Anaheim, CA	9,751	1,063,420	93.8%	86.1%	7.7%	92.6%	86.2%	6.4%	19.65	20.67	(4.9)%
Tulsa, OK	6,117	814,670	90.4%	87.2%	3.2%	90.0%	87.8%	2.2%	8.94	9.02	(0.9)%
North Port-Sarasota-Bradenton, FL	8,572	838,897	92.1%	84.7%	7.4%	91.0%	85.3%	5.7%	16.48	16.22	1.6%
Las Vegas-Henderson-Paradise, NV	6,547	808,185	93.3%	89.4%	3.9%	93.1%	89.8%	3.3%	11.77	11.78	(0.1)%
Kansas City, MO-KS	4,025	551,119	89.1%	84.9%	4.2%	90.7%	86.5%	4.2%	12.82	12.51	2.5%
Other MSAs	114,175	14,475,479	91.3%	87.4%	3.9%	91.7%	88.5%	3.2%	11.84	11.73	0.9%
Total/Weighted Average	240,600	30,358,945	91.8%	87.2%	4.6%	92.1%	88.1%	4.0%	$12.26	$12.27	(0.1)%

2019 Same Store Pool(2)	210,463	26,932,846	92.0%	87.3%	4.7%	92.2%	88.3%	3.9%	$12.05	$12.11	(0.5)%

2018 Same Store Pool(3)	177,996	22,659,812	92.2%	87.4%	4.8%	92.5%	88.3%	4.2%	$12.10	$12.17	(0.6)%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2020 compared to Year Ended December 31, 2019

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth
Riverside-San Bernardino-Ontario, CA	47	$39,461	$38,506	2.5%	$9,850	$9,718	1.4%	$29,611	$28,788	2.9%	75.0%	74.8%	0.2%
Portland-Vancouver-Hillsboro, OR-WA	47	31,109	31,185	(0.2)%	8,080	8,034	0.6%	23,029	23,151	(0.5)%	74.0%	74.2%	(0.2)%
Atlanta-Sandy Springs-Roswell, GA	26	15,396	15,197	1.3%	4,551	4,570	(0.4)%	10,845	10,627	2.1%	70.4%	69.9%	0.5%
Phoenix-Mesa-Scottsdale, AZ	23	18,172	17,571	3.4%	5,064	4,944	2.4%	13,108	12,627	3.8%	72.1%	71.9%	0.2%
Oklahoma City, OK	17	8,405	8,151	3.1%	2,605	2,667	(2.3)%	5,800	5,484	5.8%	69.0%	67.3%	1.7%
Dallas-Fort Worth-Arlington, TX	17	8,970	9,061	(1.0)%	3,477	3,518	(1.2)%	5,493	5,543	(0.9)%	61.2%	61.2%	—
Indianapolis-Carmel-Anderson, IN	16	10,315	10,152	1.6%	3,232	3,054	5.8%	7,083	7,098	(0.2)%	68.7%	69.9%	(1.2)%
Los Angeles-Long Beach-Anaheim, CA	14	19,605	19,789	(0.9)%	5,411	5,345	1.2%	14,194	14,444	(1.7)%	72.4%	73.0%	(0.6)%
Tulsa, OK	13	6,688	6,588	1.5%	1,877	1,966	(4.5)%	4,811	4,622	4.1%	71.9%	70.2%	1.7%
North Port-Sarasota-Bradenton, FL	13	12,327	11,851	4.0%	3,679	3,688	(0.2)%	8,648	8,163	5.9%	70.2%	68.9%	1.3%
Las Vegas-Henderson-Paradise, NV	12	8,907	8,742	1.9%	2,434	2,433	—	6,473	6,309	2.6%	72.7%	72.2%	0.5%
Kansas City, MO-KS	11	6,552	6,230	5.2%	2,415	2,419	(0.2)%	4,137	3,811	8.6%	63.1%	61.2%	1.9%
Other MSAs	244	156,813	154,048	1.8%	48,459	48,232	0.5%	108,354	105,816	2.4%	69.1%	68.7%	0.4%
Total/Weighted Average	500	$342,720	$337,071	1.7%	$101,134	$100,588	0.5%	$241,586	$236,483	2.2%	70.5%	70.2%	0.3%

2019 Same Store Pool(2)	438	$299,446	$295,428	1.4%	$88,531	$88,191	0.4%	$210,915	$207,237	1.8%	70.4%	70.1%	0.3%

2018 Same Store Pool(3)	373	$253,301	$250,164	1.3%	$73,778	$73,158	0.8%	$179,523	$177,006	1.4%	70.9%	70.8%	0.1%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2020 compared to Year Ended December 31, 2019
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth	YTD 2020	YTD 2019	Growth
Riverside-San Bernardino-Ontario, CA	24,992	3,360,909	96.8%	89.6%	7.2%	93.2%	90.5%	2.7%	$11.93	$12.05	(1.0)%
Portland-Vancouver-Hillsboro, OR-WA	18,205	2,226,419	87.5%	81.2%	6.3%	84.9%	84.1%	0.8%	16.16	16.34	(1.1)%
Atlanta-Sandy Springs-Roswell, GA	11,860	1,624,533	92.0%	88.4%	3.6%	89.7%	89.3%	0.4%	10.22	10.15	0.7%
Phoenix-Mesa-Scottsdale, AZ	13,460	1,514,960	90.4%	86.5%	3.9%	88.6%	86.8%	1.8%	13.13	13.01	0.9%
Oklahoma City, OK	7,699	1,087,642	93.4%	87.8%	5.6%	91.7%	87.3%	4.4%	8.18	8.34	(1.9)%
Dallas-Fort Worth-Arlington, TX	6,423	858,292	88.6%	87.4%	1.2%	88.4%	87.8%	0.6%	11.42	11.66	(2.1)%
Indianapolis-Carmel-Anderson, IN	8,774	1,134,420	93.6%	89.6%	4.0%	92.0%	90.4%	1.6%	9.62	9.63	(0.1)%
Los Angeles-Long Beach-Anaheim, CA	9,751	1,063,420	93.8%	86.1%	7.7%	88.8%	88.2%	0.6%	19.83	20.24	(2.0)%
Tulsa, OK	6,117	814,670	90.4%	87.2%	3.2%	88.7%	87.9%	0.8%	8.97	8.92	0.6%
North Port-Sarasota-Bradenton, FL	8,572	838,897	92.1%	84.7%	7.4%	87.1%	85.4%	1.7%	16.20	16.07	0.8%
Las Vegas-Henderson-Paradise, NV	6,547	808,185	93.3%	89.4%	3.9%	91.6%	90.5%	1.1%	11.46	11.50	(0.3)%
Kansas City, MO-KS	4,025	551,119	89.1%	84.9%	4.2%	89.8%	86.1%	3.7%	12.38	12.33	0.4%
Other MSAs	114,175	14,475,479	91.3%	87.4%	3.9%	89.5%	89.3%	0.2%	11.71	11.56	1.3%
Total/Weighted Average	240,600	30,358,945	91.8%	87.2%	4.6%	89.6%	88.6%	1.0%	$12.15	$12.12	0.2%

2019 Same Store Pool(2)	210,463	26,932,846	92.0%	87.3%	4.7%	89.7%	88.8%	0.9%	$11.96	$11.95	0.1%

2018 Same Store Pool(3)	177,996	22,659,812	92.2%	87.4%	4.8%	89.9%	88.9%	1.0%	$12.01	$12.01	—

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2019.
(3) Represents the subset of properties included in the 2020 same store pool that were in NSA's same store pool reported in 2018.

Supplemental Schedule 8

Same Store Operating Data (500 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019	YTD 2020	YTD 2019
Revenue
Rental revenue	$85,813	$83,020	$80,141	$81,609	$82,059	$330,583	$325,755
Other property-related revenue	3,160	3,210	2,860	2,907	2,805	12,137	11,316
Total revenue	88,973	86,230	83,001	84,516	84,864	342,720	337,071
Property operating expenses
Store payroll and related costs	7,707	7,549	7,538	8,176	7,771	30,970	31,091
Property tax expense	6,760	7,124	7,081	6,894	6,220	27,859	26,881
Utilities expense	2,139	2,692	2,160	2,337	2,258	9,328	9,752
Repairs & maintenance expense	2,118	1,996	1,891	2,022	2,011	8,027	8,166
Marketing expense	1,690	1,765	1,796	1,660	1,633	6,911	6,763
Insurance expense	788	820	810	803	783	3,221	3,089
Other property operating expenses	3,710	3,758	3,504	3,846	3,833	14,818	14,846
Total property operating expenses	24,912	25,704	24,780	25,738	24,509	101,134	100,588
Net operating income	$64,061	$60,526	$58,221	$58,778	$60,355	$241,586	$236,483

Net operating income margin	72.0%	70.2%	70.1%	69.5%	71.1%	70.5%	70.2%

Occupancy at period end	91.8%	91.9%	89.8%	87.1%	87.2%	91.8%	87.2%

Average occupancy	92.1%	91.1%	88.1%	87.2%	88.1%	89.6%	88.6%

Average annualized rental revenue per occupied square foot	$12.26	$12.02	$11.99	$12.34	$12.27	$12.15	$12.12

Supplemental Schedule 9

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019	YTD 2020	YTD 2019
Rental revenue
Same store portfolio	$85,813	$83,020	$80,141	$81,609	$82,059	$330,583	$325,755
Non-same store portfolio	18,453	16,670	15,161	13,793	10,024	64,077	29,104
Total rental revenue	104,266	99,690	95,302	95,402	92,083	394,660	354,859
Other property-related revenue
Same store portfolio	3,160	3,210	2,860	2,907	2,805	12,137	11,316
Non-same store portfolio	692	673	558	464	328	2,387	986
Total other property-related revenue	3,852	3,883	3,418	3,371	3,133	14,524	12,302
Property operating expenses
Same store portfolio	24,912	25,704	24,780	25,738	24,509	101,134	100,588
Non-same store portfolio	6,179	5,842	5,477	4,854	3,203	22,352	9,759
Total property operating expenses	31,091	31,546	30,257	30,592	27,712	123,486	110,347

Net operating income	77,027	72,027	68,463	68,181	67,504	285,698	256,814
Management fees and other revenue	5,991	5,901	5,697	5,449	5,352	23,038	20,735
General and administrative expenses	(11,399)	(10,818)	(10,329)	(11,094)	(11,566)	(43,640)	(44,030)
Depreciation and amortization	(29,827)	(28,933)	(29,309)	(29,105)	(27,343)	(117,174)	(105,119)
Other	522	(479)	(462)	(389)	(40)	(808)	(1,551)
Interest expense	(16,192)	(15,262)	(15,513)	(15,628)	(14,874)	(62,595)	(56,464)
Equity in earnings (losses) of unconsolidated real estate ventures	516	37	52	(340)	(8)	265	(4,970)
Acquisition costs	(743)	(596)	(252)	(833)	(534)	(2,424)	(1,317)
Non-operating (expense) income	(582)	(120)	(317)	(192)	727	(1,211)	452
Gain on sale of self storage properties	—	—	—	—	—	—	2,814
Income tax expense	(796)	(346)	(243)	(286)	(392)	(1,671)	(1,351)
Net Income	$24,517	$21,411	$17,787	$15,763	$18,826	$79,478	$66,013

Supplemental Schedule 10

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$12.26	$12.27	$12.15	$12.12
Total consolidated portfolio	12.26	12.28	12.12	12.11

Average Occupancy

Same store	92.1%	88.1%	89.6%	88.6%
Total consolidated portfolio	91.6%	87.7%	89.3%	88.4%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$1,131	$1,935	$6,057	$8,708
Value enhancing capital expenditures	943	1,034	4,026	4,420
Acquisitions capital expenditures	1,113	1,758	6,064	8,305
Total consolidated portfolio capital expenditures	$3,187	$4,727	$16,147	$21,433

Property Operating Expenses Detail

Store payroll and related costs	$9,473	$8,721	$37,294	$34,083
Property tax expense	8,618	7,031	34,317	29,180
Utilities expense	2,631	2,544	11,390	10,684
Repairs & maintenance expense	2,604	2,297	9,659	9,014
Marketing expense	2,100	1,851	8,501	7,428
Insurance expense	1,074	931	4,279	3,553
Other property operating expenses	4,591	4,337	18,046	16,405
Property operating expenses on the Company's statements of operations	$31,091	$27,712	$123,486	$110,347

General and Administrative Expenses Detail

Supervisory and administrative expenses	$3,917	$5,157	$16,432	$19,982
Equity-based compensation expense	1,170	1,154	4,278	4,527
Other general and administrative expenses	6,312	5,255	22,930	19,521
General and administrative expenses on the Company's statements of operations	$11,399	$11,566	$43,640	$44,030

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

2016 JOINT VENTURE: NSA's 2016 Joint Venture was formed in 2016 with a major state pension fund advised by Heitman Capital Management LLC. NSA's ownership in the 2016 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2016 Joint Venture properties. In connection with the 2016 Joint Venture’s acquisition of an initial portfolio of self storage properties, NSA separately acquired the property management platform related to the initial portfolio, including a property management company, and related intellectual property, including the iStorage brand, under which NSA's management platform operates the 2016 Joint Venture.
2018 JOINT VENTURE: NSA's 2018 Joint Venture was formed in 2018 with an affiliate of Heitman America Real Estate REIT LLC to acquire a portfolio of over 100 self storage properties. NSA's ownership in the 2018 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2018 Joint Venture properties. The 2018 Joint Venture properties are operated by NSA’s management platform under NSA’s iStorage and SecurCare brands.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties and impairment of long-lived assets, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;
•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $5.6 million of fair value of debt adjustments and $11.2 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of December 31, 2020, the Company had ten PROs: Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage, Moove In Self Storage and Blue Sky Self Storage. On March 31, 2020, NSA closed on the merger and internalization of the management platform of SecurCare Self Storage, which prior to the merger and internalization was the Company’s largest PRO.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated since the first day of the earliest year presented, excluding any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

BMO Capital Markets	Capital One Securities, Inc.	Citi Investment Research
Juan Sanabria	Neil Malkin	Michael Bilerman / Smedes Rose
312.845.4704	571.633.8191	212.816.1383 / 212.816.6243

Evercore ISI	Jefferies LLC	KeyBanc Capital Markets
Samir Khanal / Steve Sakwa	Jonathan Petersen	Todd Thomas / Jordan Sadler
212.888.3796 / 212.446.9462	212.284.1705	917.368.2286 / 917.368.2280

Morgan Stanley	Stifel	Truist Securities
Ronald Kamdem	Stephen Manaker / Kevin Stein	Ki Bin Kim
212.296.8319	212.271.3716 / 212.271.3718	212.303.4124

Wells Fargo Securities, LLC
Todd Stender / Philip Defelice
562.637.1371 / 443.263.6442

% of NSA Properties

	>10%
	5 - 10%
	2 - 5%
	<2%

821
Properties

644 Wholly-Owned

177 Joint Venture